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                                                                  EXHIBIT 24(a)



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 1st day of March, 1999, the undersigned each constitutes and appoints Steven B. Ratoff, Michael B. Crutcher, and Nelea A. Absher, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities:

(a) to sign and file with the Securities and Exchange Commission one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, and any and all related amendments, exhibits, or appendices (including post-effective amendments) in connection with the (1) Brown-Forman Corporation Savings Plan, (2) Brown-Forman Savings Plan for Collectively Bargained Employees, (3) Fetzer Vineyards Profit Sharing Plan, (4) Hartmann Employee Savings and Investment Plan, (5) Lenox Savings Plan For Collectively Bargained Employees, (6) Lenox, Incorporated Employee Savings and Investment Plan, and (7) Lenox Retail Savings and Investment Plan (collectively, the "Plans") and the underlying shares of Class B common stock of Brown-Forman Corporation to be acquired pursuant to the Plans; and

(b) to prepare, execute, and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary or useful in complying with state or foreign securities laws in connection with the interests of the participants in the Plans, or the investment fund under the Plans providing for investments in shares of Brown-Forman Corporation Class B Common Stock, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done to the end that such Registration Statement(s) shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

This power of attorney may be signed in one or more counterparts, which counterparts together shall constitute one instrument.


BROWN-FORMAN CORPORATION


By:   /s/ Owsley Brown II
      -----------------------------------
      Owsley Brown II
      Chairman & Chief Executive Officer





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/s/ Jerry E. Abramson                       /s/ Barry D. Bramley
----------------------------                ---------------------------
Jerry E. Abramson                           Barry D. Bramley
Director                                    Director

/s/ Geo. Garvin Brown III                   /s/ Owsley Brown II
----------------------------                ---------------------------
Geo. Garvin Brown III                       Owsley Brown II
Director                                    Director

/s/ Donald G. Calder                        /s/ Owsley Brown Frazier
----------------------------                ---------------------------
Donald G. Calder                            Owsley Brown Frazier
Director                                    Director

/s/ Richard P. Mayer                        /s/ Stephen E. O'Neil
----------------------------                ---------------------------
Richard P. Mayer                            Stephen E. O'Neil
Director                                    Director

/s/ William M. Street                       /s/ Dace Brown Stubbs
----------------------------                ---------------------------
William M. Street                           Dace Brown Stubbs
Director                                    Director

/s/ James S. Welch
----------------------------
James S. Welch
Director